SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Trover Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Colleague -

      Today is our special shareholder meeting where we will vote on our proposed transaction to be acquired by Tailwind Capital Partners.

      If you are a shareholder in Trover Solutions via your participation in our 401(k) plan, I urge you to vote your shares in favor of this transaction. You should have received a proxy card in the mail already from National City Bank, and if you have already voted and mailed in your proxy, that is great. If you haven’t submitted your proxy to National City, please follow the directions below.

      Important: In order to count your ballot at today’s meeting, we must have it in hand by 9:45 am.

      If you are in Louisville, please proceed immediately to Training Room #1 where you can pick up a ballot from Ginger Wilkinson. We will be able to fill in the number of shares that you own.

      If you are at any location other than Louisville, please immediately call:

           Matt Hostelly; Asst. VP - National City Bank

           Tel: 216-222-9258

      Matt is authorized by National City, as Trustee for our 401(k) plan to record your vote.

      Again, all this must be accomplished no later than 9:45 am.

      I appreciate your support in this important event in our company’s history.

Sincerely,

Pat McGinnis